Exhibit 99.1

QuantumScape Announces Proposed Public Offering of Class A Common Stock

SAN JOSE, CA (March 22, 2021) – QuantumScape Corporation (NYSE: QS), today commenced an underwritten public offering of 13,000,000 shares of its Class A common stock being offered by QuantumScape. QuantumScape intends to grant the underwriters a 30-day option to purchase up to an additional 1,950,000 shares of Class A common stock. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

QuantumScape intends to use the net proceeds it receives from the offering to build a larger QS-0 pre-pilot line than recently announced; to cover its full share of equity contributions to its joint venture with VW for the previously disclosed 20GWh expansion of QS-1 joint manufacturing facility; and for working capital and general corporate purposes.

Goldman Sachs & Co. LLC and Morgan Stanley are acting as joint lead book-running managers for the Offering. Deutsche Bank Securities is acting as an additional book-running manager.

The offering will be made only by means of a prospectus. A preliminary prospectus related to the offering has been filed with the Securities and Exchange Commission (the “SEC”) and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus may also be obtained by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by phone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “intends,” but not all forward-looking statements contain these identifying words. Forward-looking statements in this release include, but are not limited to, statements concerning the terms, size and completion of the proposed public offering and the anticipated use of proceeds. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the section entitled “Risk Factors” in the registration statement on Form S-1 related to the offering filed with the SEC, as well as QuantumScape’s other filings with the SEC. In particular, the construction of manufacturing facilities by the joint venture with Volkswagen is subject to acceptable technical development and agreement on terms to be decided in the future. The forward-looking statements included in this press release should not be unduly relied upon, represent QuantumScape’s views only as of the date of this press release, and do not represent QuantumScape’s views as of any subsequent date. QuantumScape undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in QuantumScape’s expectations, or otherwise, except as required by law.

About QuantumScape Corporation

QuantumScape is a leader in the development of next generation solid-state lithium-metal batteries for use in electric vehicles. The company’s mission is to revolutionize energy storage to enable a sustainable future.

Contacts:

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com

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